Exhibit 5.2

[Jones Day Letterhead]

August 6, 2014

Fly Leasing Limited

West Pier
Dun Laoghaire
County Dublin, Ireland

Re:         Registration Statement on Form F-3 filed by Fly Leasing Limited

Ladies and Gentlemen:

We have acted as counsel for Fly Leasing Limited, a Bermuda exempted company (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of up to $1,000,000,000 aggregate offering price of: (i) senior and subordinated debt securities of the Company (the “Debt Securities”), in one or more series; (ii) common shares, par value $0.001 per share (the “Common Shares”), of the Company; (iii) preference shares, par value $0.001 per share (the “Preference Shares”), of the Company; (iv) warrants and other rights (the “Warrants”) to purchase Common Shares, Preference Shares or Debt Securities; (v) subscription rights (the “Subscription Rights”) to purchase Common Shares, Preference Shares or Debt Securities; and (vi) units consisting of one or more of the foregoing or any combination of such securities (the “Units”), in each case, as contemplated by the Registration Statement on Form F-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities, the Warrants, the Common Shares, the Preference Shares, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities are to be issued under an indenture, dated as of December 11, 2013 (the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.	The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.	The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

Fly Leasing Limited

August 6, 2014

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Memorandum of Association and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) and each Unit will be governed by and construed in accordance with the laws of the State of New York.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to the Indenture; (ii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by the Company and the Subscription Rights Agent and (ii) the Subscription Rights will be authorized, executed and delivered by the Company and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Unit Agreement”), if any.

We have further assumed that (a) the Company is and will be a Bermuda exempted company existing and in good standing under the laws of Bermuda, (b) the Securities have been or will have been (i) authorized by all necessary exempted company action of the Company and (ii) executed and delivered by the Company under the laws of Bermuda, and (c) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Company do not and will not violate or conflict with the laws of Bermuda or the terms and provisions of the Company’s Memorandum of Association or Amended and Restated Bye-laws (including any amendments thereto), or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

Our opinions set forth above are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Fly Leasing Limited

August 6, 2014

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day